Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2016, relating to the financial statements of Ignyta, Inc. appearing in the Annual Report on Form 10-K, for the year ended December 31, 2015.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 21, 2016